Exhibit 99.1

MicroVision Announces Appointment of Industry Veteran as CTO

REDMOND, Wash., Mar. 24, 2025 — MicroVision, Inc. (NASDAQ: MVIS), a technology pioneer delivering advanced perception solutions in autonomy and mobility, today announced that industry veteran and technology leader Glen W. DeVos will join the Company as Chief Technology Officer, overseeing global engineering and product strategy at MicroVision. DeVos will report to CEO Sumit Sharma.

“We are thrilled to have Glen join the MicroVision team,” said Sumit Sharma, MicroVision’s Chief Executive Officer. “With over three decades of highly relevant experience, Glen brings a deep understanding of the technological solutions needed by leading industrial and automotive players as they develop and refine their offerings and strategies. His insights, expertise, and leadership will help MicroVision harness its innovative software and hardware technologies to deliver the perception solutions needed to drive advancements in autonomy and mobility.”

“I am delighted to join MicroVision and look forward to working as part of the leadership team to help accelerate the Company’s go-to-market strategy,” said DeVos.

DeVos is a seasoned leader having dedicated his career to developing and delivering technologies and solutions in the automotive and industrial markets, specifically in autonomy and mobility. Since 1992, DeVos served in various business leadership and technology roles at Aptiv, and its predecessor Delphi Automotive, including as Aptiv’s Chief Technology Officer and President of the Advanced Safety and User Experience business unit. His extensive experience leading large global teams and successfully launching high complexity software and hardware platforms will be a tremendous asset in driving MicroVision’s growth.

About MicroVision

MicroVision drives global adoption of innovative perception solutions to make mobility and autonomy safer. Fueled by engineering excellence in Redmond, Washington and Hamburg, Germany, MicroVision develops and supplies an integrated solution built on its perception software stack, incorporating application software and processing data from differentiated sensor systems. MicroVision’s proprietary technology solutions deliver enhanced safety for a variety of industrial applications, including robotics, automated warehouse, and agriculture, and the automotive industry accelerating advanced driver-assistance systems (ADAS) and autonomous driving, as well as for military applications. With deep roots in MEMS-based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software, MicroVision has the expertise to deliver safe mobility at the speed of life.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOVIA, and MOSAIK are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including execution of strategy and growth prospects are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Marketing@MicroVision.com